UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 7, 2007

Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(585) 343-2216

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
     On March 7, 2007, Graham Corporation (the “Company”) entered into a Fourth Amendment (the “Amendment”) to that certain Amended and Restated Credit Facility Agreement (the “Credit Facility Agreement”) with Bank of America, N.A. (the “Bank”) dated July 12, 2005, as amended. The Amendment implements a 25 basis point reduction in the interest rate applicable to the Company’s borrowings and letter of credit commissions under the Credit Facility Agreement. The Amendment does not effect any other terms, provisions or conditions of the Credit Facility Agreement.
     The Company entered into the Amendment in order to lower its interest rate expense under the Credit Facility Agreement. A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 4.1.
Item 9.01.    Financial Statements and Exhibits.
     (d) Exhibits. The following is attached as an exhibit to this Form 8-K:

Exhibit No.	Description
4.1	Fourth Amendment, dated as of March 7, 2007, to that certain Credit Facility Agreement between Graham Corporation and Bank of America, N.A. dated as of July 12, 2005, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation
Date: March 7, 2007	By:	/s/ J. Ronald Hansen
J. Ronald Hansen
Vice President -- Finance & Administration and Chief Financial Officer